EXHIBIT 10.3

EXECUTION COPY

AMENDMENT NO. 1 TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is made as of July 23, 2003 by Alliance Laundry Holdings LLC, a Delaware limited liability company (the “Company”).

WHEREAS, the Members are party to that certain Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), dated as of May 5, 1998, of the Company; and

WHEREAS, the Board has, pursuant to the powers granted to it by Section 5.1 of the LLC Agreement, decided to issue certain Equity Securities, which have the terms and conditions set forth in the LLC Agreement (as amended by the terms of this Amendment), to certain members of the management of the Company.

NOW, THEREFORE, pursuant to the powers granted to it by Section 5.1 of the LLC Agreement, the Board hereby amends the LLC Agreement as follows:

1. Defined Terms.

(a) Use of Defined Terms. All capitalized terms used in this Amendment but not defined herein shall have the meanings given to them in the LLC Agreement.

(b) Amended and Restated Terms. The following terms defined in the LLC Agreement shall be amended and restated in their entirety as follows:

“Agreement” means the Amended and Restated Limited Liability Company Agreement of Alliance Laundry Holdings LLC, as the same has been and shall be amended from time to time pursuant to the terms hereof.

“Common Unit” means a Unit representing a fractional part of the Company Interests of the Unitholders and having the rights and obligations specified with respect to Class L Units, Class M Units, Class A Units, Class B Units or Class C Units in this Agreement; provided that a “Common Unit” will not include (i) a Class M Unit unless and until such Class M Unit is a Vested Class M Unit, (ii) a Class B Unit unless and until such Class B Unit is a Vested Class B Unit and the Target B Multiple has been achieved, or (iii) a Class C Unit unless and until such Class C Unit is a Vested Class C Unit and the Target C Multiple has been achieved. Without limiting the generality of the immediately preceding sentence and in furtherance thereof, any Units that are not included as “Common Units” pursuant to the proviso contained in the immediately preceding sentence at the time of any determination thereof shall not be deemed outstanding for purposes of Section 4.1(a) at the time of such determination.

“Executive Agreements” means those certain Executive Unit Purchase Agreements, IRA and Executive Purchase Agreements and Executive Unit Agreements, by and among the Company and certain employees of the Company, and /or trustees for various employees’ IRAs, as in effect from time to time.

“Unreturned Capital” means, with respect to a Preferred Unit or a Class L Unit, the excess, if any, of the Capital Contribution made in exchange for or on account of such Unit over all Distributions made by the Company that constitute a return of the Capital Contribution therefor pursuant to Section 4.1(a).

“Vested Common Units” means collectively the Vested Class M Units, the Vested Class B Units and the Vested Class C Units.

(c) Additional Terms. The following additional defined terms are added to the LLC Agreement:

“Class M Participation Threshold” shall mean $9,000 per Class L Unit, as the same may be adjusted by the Board from time to time in accordance with any unit split, unit dividend, reorganization, recapitalization or other similar transaction undertaken by the Company.

“Class M Unit” means a Unit representing a fractional part of the Company Interests of the Unitholders and having the rights and obligations specified with respect to the Class M Units in this Agreement.

“Class M Unitholder” means a holder of Class M Units.

“Vested Class M Units” means any Class M Units which have time vested in accordance with the terms of the Executive Agreement pursuant to which such Units were acquired.

2. Distributions. Section 4.1(a) of the LLC Agreement is amended and restated in its entirety as follows:

“(a) Except as otherwise set forth in this Section 4.1, the Board may in its sole discretion make Distributions at any time or from time to time. Except as otherwise set forth in this Section 4.1, each Distribution shall be made in the following order and priority:

(i) first, to the holders of Preferred Units, an amount equal to the aggregate Unreturned Capital with respect to such Preferred Unitholders’ outstanding Preferred Units (in the proportion that each Unitholder’s share of Unreturned Capital with respect to Preferred Units bears to the aggregate amount of Unreturned Capital with respect to all such Preferred Units outstanding immediately prior to such Distribution) until each such Unitholder has received Distributions under this clause (i) in respect of such Unitholder’s Preferred Units in an amount equal to the aggregate Unreturned Capital with respect to such Unitholder’s outstanding Preferred Units immediately prior to such Distribution, and no Distribution or any portion thereof may be made under any of the other paragraphs below until the entire amount of Unreturned Capital with respect to the outstanding Preferred Units immediately prior to such Distribution has been paid in full;

(ii) second, to the Class L Unitholders, an amount equal to the aggregate Unreturned Capital with respect to such Class L Unitholders’ outstanding Class L Units (in the proportion that each Unitholder’s share of Unreturned Capital with respect to such Class L Units bears to the aggregate Unreturned Capital with respect to all such Class L Units immediately prior to such Distribution) until each such Unitholder has received Distributions under this clause (ii) in respect of such Unitholder’s outstanding Class L Units in an amount equal to the aggregate Unreturned Capital with respect to such Unitholder’s outstanding Class L Units immediately prior to such Distribution, and no Distribution or any portion thereof may be made under any of the other paragraphs below until the entire amount of Unreturned Capital with respect to the outstanding Class L Units immediately prior to such Distribution has been paid in full;

(iii) third, to the Class L Unitholders, the Unpaid Class L Yield with respect to such Class L Unitholders’ outstanding Class L Units (in the proportion that each Unitholder’s share of Unpaid Class L Yield with respect to such Class L Units bears to the aggregate Unpaid Class L Yield with respect to all such Class L Units immediately prior to such Distribution) until each such Unitholder has received Distributions under clauses (ii) and (iii) in respect of such Unitholder’s outstanding Class L Units in an amount equal to the aggregate Class M Participation Threshold with respect to such Unitholder’s outstanding Class L Units immediately prior to such Distribution, and no Distribution or any portion thereof may be made under any of the other paragraphs below until the entire amount of all Distributions required by clauses (ii) and (iii) with respect to the outstanding Class L Units immediately prior to such Distribution have been paid in full;

(iv) fourth, to the Class L Unitholders and the Class M Unitholders, ratably among such Unitholders based upon the number of outstanding Class L Units and Class M Units held by each such Unitholder immediately prior to such Distribution, until each such Class L Unitholder has received Distributions under clauses (iii) and (iv) in an amount equal to the aggregate Unpaid Class L Yield with respect to such Unitholder’s outstanding Class L Units immediately prior to such Distribution, and no Distribution or any portion thereof shall be made under paragraph (iv) below until the entire amount of the Unpaid Class L Yield with respect to the outstanding Class L Units immediately prior to such Distribution has been paid in full; and

(v) fifth, to the Common Unitholders, ratably among such Unitholders based upon the number of outstanding Common Units held by each such Unitholder immediately prior to such Distribution.”

3. Additional Amendments.

(a) Section 6.5(c). Section 6.5(c) of the LLC Agreement is amended and restated in its entirety as follows:

“Except as specifically provided herein to the contrary, the owners of Class B Units, Class C Units, Class L Units, Class M Units and Preferred Units (in their capacity as owners of such Units) shall not have any right to vote on any matter or consent to any matter on which Members are otherwise entitled to vote or consent.”

(b) Other Corrections. The following additional amendments, made solely for the purpose of correcting errors in the LLC Agreement, are hereby made:

(i) The first sentence of Section 5.5 is hereby amended and restated in its entirety to read, “The Board may, from time to time, delegate to one or more Persons (including any Representative or officer of the Company and including through the creation and establishment of one or more committees) such authority and duties as the Board may deem advisable.”

(ii) The word “his” in the second sentence of Section 11.1 of the LLC Agreement is hereby replaced with the word “its”.

(iii) The word “judgement” in the first sentence of Section 13.1 of the LLC Agreement is hereby replaced with the word “judgment”.

(iv) The first instance of the word “Agreement” in the third sentence of Section 13.2 of the LLC Agreement is hereby replace with the word “agreement”.

(v) The introductory clause, up to and including the colon, of the first sentence of Section 14.1(a) is hereby amended and restated in its entirety to read, “Each Unitholder hereby constitutes and appoints each member of the Board and the liquidators, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:”.

(c) Schedule I. Schedule I to the LLC Agreement is amended and restated in its entirety as set forth on Exhibit A attached to this Amendment.

4. Effect of Amendment. The LLC Agreement, as amended pursuant to the terms of this Amendment, shall continue in full force and effect after the date of this Amendment.

* * * * *

IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first above written.

ALLIANCE LAUNDRY HOLDINGS LLC

By:	/s/ Thomas F. L’Esperance
Name: Thomas F. L’Esperance
Its: President & Chief Executive Officer

Exhibit A

Schedule I, as of July     , 2003

Name and Address	Capital Contributions pursuant to Section 3.1(a)	Preferred Units	Class L Units	Class M Units	Class A Units	Class B Units	Class C Units